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                                                                      Exhibit 32


              CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND THE
            CHIEF FINANCIAL OFFICER OF REGIONS FINANCIAL CORPORATION
                       PURSUANT TO 18 U.S.C. SECTION 1350

     Each of the undersigned hereby certifies in his capacity as an officer of Regions Financial Corporation (the "Company") that this Annual Report on Form 10-K for the period ended December 31, 2004, as filed with the Securities and Exchange Commission (this "Report"), fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


     DATE:  March 11, 2005

                                    /s/ Carl E. Jones, Jr.
                                    --------------------------------------------
                                    Carl E. Jones, Jr.
                                    Chairman of the Board and
                                    Chief Executive Officer



     DATE:  March 11, 2005

                                    /s/ D. Bryan Jordan
                                    ------------------------------------------
                                    D. Bryan Jordan
                                    Executive Vice President and
                                    Chief Financial Officer